SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.10 per share	WTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2021, Watts Water Technologies, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement by and among the Company, certain subsidiaries of the Company, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Amended Credit Agreement”). The Amended Credit Agreement amends and restates the prior Amended and Restated Credit Agreement, dated as of April 24, 2020 (the “Existing Credit Agreement”), by and among the Company, certain subsidiaries of the Company, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Amended Credit Agreement amends the Existing Credit Agreement to extend the maturity date of the $800 million senior unsecured revolving credit facility provided under the Existing Credit Agreement from February 12, 2022 to March 30, 2026. The Company’s Netherlands subsidiary, WWT International Holding B.V., has been added as a borrower under the Amended Credit Agreement in the place of Watts EMEA Holding B.V., which had been a borrower under the Existing Credit Agreement. Among other changes, the Amended Credit Agreement also increases the Company’s maximum consolidated leverage ratio (including both the base ratio and the ratio permitted during temporary step-ups following certain acquisitions), adjusts certain fees to reflect market conditions and reduces the 1.00% floor on the adjusted LIBOR rate to 0.00%.

The foregoing description of the changes contained in the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company and certain subsidiaries of the Company also entered into a Second Amended and Restated Guaranty, dated as of March 30, 2021 (the “Amended Credit Guaranty”). Pursuant to the Amended Credit Guaranty, the domestic subsidiaries have guaranteed payment of the obligations of the Company and the foreign designated borrowers under the Amended Credit Agreement. The foregoing description of the Amended Credit Guaranty does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Guaranty filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description

10.1

Second Amended and Restated Credit Agreement, dated as of March 30, 2021, by and among Watts Water Technologies, Inc., the Subsidiary Borrowers, the Lenders party thereto, JP Morgan Chase Bank, N.A., as Administrative Agent, Bank of America N.A., Keybank National Association, Wells Fargo Bank, National Association, and T.D. Bank, N.A., as Co-Syndication Agents, and PNC Bank, National Association, U.S. Bank National Association, HSBC Bank USA, National Association and HSBC Bank Canada, as Co-Documentation Agents.

10.2

Second Amended and Restated Guaranty, dated as of March 30, 2021, by Watts Water Technologies, Inc. and its subsidiaries set forth therein, in favor of JPMorgan Chase Bank, N.A. and the other lenders referred to therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2021	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel, Chief Human Resources Officer & Secretary